Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FirstMerit Corporation:
We consent to the incorporation by reference in Registration Statement No. 33-63101 pertaining to First Merit Corporation and Affiliates Employees’ Salary Savings Retirement Plan on Form S-8 of our report dated April 25, 2007, appearing in its Annual Report on Form 10-K/A of First Merit Corporation for the year ended December 31, 2006.
/s/ Maloney + Novotny LLC (formerly Hausser + Taylor LLC)
Cleveland, Ohio
February 22, 2008